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                                                                     EXHIBIT 3.3

                  INCORPORATED UNDER THE LAWS OF THE STATE OF

   NUMBER                                                              UNITS
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                                     TEXAS
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                           SUNPOINT SECURITIES, INC.

           SEE REVERSE SIDE HEREOF FOR THE RESTRICTIONS ON TRANSFER

This Certifies that SAMPLE is the owner of ____________________________ fully paid and non-assessable Units of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed. Each Unit consisting of 800 Shares of Series C Convertible Preferred Stock, 200 Shares of Common Stock, and 500 Common Stock Purchase Warrants. Said Units being fully described in the Confidential Private Placement Memorandum dated December 12, 1995.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.
           7/15/96
Dated  ________________

__________________________________             ________________________________
                      SECRETARY                                    PRESIDENT

        The securities represented by this instrument or document have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred at any time whatsoever, except upon delivery to the issuer of an opinion of counsel that registration is not required for such transfer or the submission to the issuer of such other evidence as may be satisfactory to the issuer of such other evidence as may be satisfactory to the issuer to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder.

        No shareholder of the corporation shall have a preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

        A full statement of all the designations, preferences, limitations and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series, is set forth in the articles of incorporation on file in the office of the Texas Secretary of State and the corporation will furnish a copy of such statement to the record holder of this certificate without charge on written request to the corporation at its principal place of business or registered office.

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
   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations. Additional abbreviations may also be used though not in the list.
   TEN COM - as tenants in common             UNIF GIFT MIN ACT - ________ Custodian _______ (Minor)
   TEN ENT - as tenants by the entireties        under Uniform Gifts to Minors Act __________ (State)
   JT TEN  - as joint tenants with right of
             survivorship and not as tenants in common
                                                                                       PLEASE INSERT SOCIAL SECURITY OR OTHER
For value received, the undersigned hereby sells, assigns and transfers unto              IDENTIFYING NUMBER OF ASSIGNEE
                                                                                       --------------------------------------
------------------------------------------------------------------------------         --------------------------------------
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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                                                                                                                       Shares
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represented by the within Certificate, and hereby irrevocably constitutes and appoints
                                                                                      ----------------------------------------
                                                                                                 Attorney to transfer the said
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shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
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                        In presence of                                  -------------------------------------------------------

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.